UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________
FORM 8-K
__________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 7, 2022
__________________________
Asana, Inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-39495	26-3912448
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

633 Folsom Street,	Suite 100
San Francisco,	CA	94107
(Address of Principal Executive Offices)		(Zip Code)
(415) 525-3888
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
__________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.00001 par value	ASAN	New York Stock Exchange
Long-Term Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement

On November 7, 2022, Asana, Inc. (the “Company”) entered into a credit agreement (the “Credit Agreement”), effective as of November 7, 2022, with several banks and other financial institutions or entities (each, a “Lender”) for which Silicon Valley Bank (the “Administrative Agent”) is acting as issuing lender, administrative agent and collateral agent, under which the Company may incur loans in an aggregate principal amount not to exceed $150,000,000, consisting of a term loan facility in an aggregate principal amount equal to $50,000,000 and a revolving loan facility in an aggregate principal amount of up to $100,000,000, including a $30,000,000 letter of credit sub-facility (collectively, the “Facility”), which may be used to finance acquisitions permitted under the terms of the Credit Agreement, to refinance the Company’s obligations outstanding under the Existing Credit Facility (defined below), to pay related fees and expenses and for general corporate purposes. The Facility matures on November 7, 2026. As further described below, the Facility refinances the Existing Credit Facility (defined below).

Borrowings under the Facility may be designated as ABR Loans or SOFR Loans, subject to certain terms and conditions under the Credit Agreement. ABR Loans accrue interest at a rate per year equal to 1.25% plus the highest of (a) the prime rate for the day, as published in the money rates section of the Wall Street Journal or any successor publication thereto, (b) the federal funds rate plus 0.50%, (c) the Adjusted Term SOFR Rate (defined below) for a one-month interest period in effect on such day (or if such day is not a business day, the immediately preceding business day) plus 1.00% and (d) 0.00%. Term SOFR Loans accrue interest at a rate per annum equal to (a) 2.25% plus (b) the greater of (i) 0.00% and (ii) the sum of (x) the forward-looking term rate for a period comparable to the applicable available tenor based on SOFR that is published by CME Group Benchmark Administration Ltd or a successor for the applicable interest period and (y) (1) if the applicable interest period is one month, 0.10%, (2) if the applicable interest period is three months, 0.125% or (c) if the applicable interest period is six months, 0.15% (the rate pursuant to clause (b), the “Adjusted Term SOFR Rate”).

The obligations under the Credit Agreement are secured by a lien on substantially all of the tangible and intangible property of the Company and by a pledge of all of the equity interests of the Company’s material subsidiaries, subject to certain limitations, including with respect to foreign subsidiaries. In addition, any material subsidiaries of the Company, subject to certain exclusions, including with respect to foreign subsidiaries, will be required to guaranty the obligations under the Credit Agreement and grant a lien and pledge, as applicable, on substantially all of their tangible and intangible property to secure the obligations under the Credit Agreement. In connection with entering into the Credit Agreement, and as a condition precedent to borrowing loans thereunder, the Company has entered into certain ancillary agreements, including, but not limited to, a guarantee and collateral agreement.

The Credit Agreement includes customary conditions to borrowing and covenants, including restrictions on the Company’s ability to incur liens, incur indebtedness, make or hold investments, execute certain change of control transactions, business combinations or other fundamental changes to their business, dispose of assets, make certain types of restricted payments or enter into certain related party transactions, subject to customary exceptions. In addition, the Credit Agreement contains financial covenants that require the Company to maintain a consolidated adjusted quick ratio of 1.25 to 1.00 tested on a quarterly basis, as well as a minimum cash adjusted EBITDA tested quarterly. The Credit Agreement contains customary events of default relating to, among other things, payment defaults, breach of covenants, cross acceleration to material indebtedness, bankruptcy-related defaults, judgment defaults, and the occurrence of certain change of control events. Non-compliance with one or more of the covenants and restrictions or the occurrence of an event of default could result in the full or partial principal balance of the Credit Agreement becoming immediately due and payable and termination of the commitments.

If an event of default occurs, the lenders under the Credit Agreement will be entitled to take various actions, including the termination of any undrawn commitments and the acceleration of amounts due under the Credit Agreement.

The foregoing summary of the material terms of the Credit Agreement in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the full text of the actual agreement filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 1.02    Termination of a Material Definitive Agreement.

Concurrently with the execution of the Credit Agreement, that certain Loan and Security Agreement, dated as of April 7, 2020 (as amended, amended and restated, supplemented or otherwise modified from time to time thereto, the “Existing Credit Facility”), by and between the Company and Silicon Valley Bank was terminated. Proceeds from the Facility were used to pay off the outstanding principal, interest and fees under the Existing Credit Facility, in an aggregate amount of approximately $35.4 million.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information related to the Credit Agreement described under Item 1.01 above is hereby incorporated by reference under this Item 2.03.
Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1*
Credit Agreement, dated as of November 7, 2022, by and among the Company, Silicon Valley Bank, as issuing lender, the swingline lender, administrative agent and collateral agent, and each of the lenders identified on the signature pages thereto

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASANA, INC.

Dated: November 10, 2022	By:	/s/ Eleanor Lacey
Eleanor Lacey
General Counsel and Corporate Secretary